EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Employee and Consultant Stock Compensation Plan of Big Three Restaurants, Inc. (the “Company”), of our report dated October 14, 2011, with respect to the audited financial statements as set forth in the Company’s Annual Report on Form 10-K, filed on October 14, 2011, and as amended on October 17, 2011.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
July 25, 2012